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                                                                     EXHIBIT 5.3

Barristers & Solicitors                          McCarthy Tetrault LLP
Patent & Trade-mark Agents                       P.O. Box 10424, Pacific Centre
                                                 Suite 1300, 777 Dunsmuir Street
McCarthy Tetrault                                Vancouver BC V7Y 1K2
                                                 Canada
                                                 Telephone: 604 643-7100
                                                 Facsimile: 604 643-7900
                                                 www.mccarthy.ca

November 10, 2003

TO: United States Securities and Exchange Commission
RE: Public Offering of Common Shares

We refer to the Registration Statement on Form F-10 and related prospectus (the "Prospectus") of Sierra Wireless, Inc. (the "Corporation") dated as of November 10, 2003 for the registration of Common Shares of the Corporation.

We hereby consent to being named in the Prospectus as counsel to the underwriters as defined in the Prospectus, with respect to Canadian law under the heading "Legal Matters".

Yours truly,

"MCCARTHY TETRAULT LLP"

Vancouver, Calgary, London, Toronto, Ottawa, Montreal, Quebec, New York and London, England
An Ontario Limited Liability Partnership